UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

Centerplate, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31904	13-3870167
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

201 East Broad Street
Spartanburg, SC 29306
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (864) 598-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report
Centerplate, Inc.
Commission File No. 001-31904

Item 1.01 Entry into a Material Definitive Agreement.

     (i) Credit Agreement with General Electric Capital Corporation.

               On April 1, 2005, we entered into a credit agreement pursuant to which General Electric Capital Corporation (“GE Capital”) agreed to provide up to $215 million of senior secured financing to us. The financing is comprised of a $107.5 million term loan and a $107.5 million revolving credit facility. Both facilities bear interest at a floating rate equal to a margin over a defined prime rate of 1.25% for the term loan and 1.5% for the revolving credit facility or a percentage over the London Interbank Borrowing Rate (“LIBOR”) of 3.25% for the term loan and 3.5% for the revolving credit facility. The applicable margins for the revolving credit facility are subject to adjustment (from 1.0% to 1.75% for loans based on a defined prime rate and from 3.0% to 3.75% for LIBOR loans based on our total leverage ratio. The proceeds of the term loan were used to repay our preexisting $65 million term loan, outstanding revolving loans of $23.25 million, as well as interest, related fees and expenses, including a prepayment premium of approximately $4.6 million on the term loan facility. The revolving portion of the new credit facility replaces our preexisting $50 million revolving credit facility and has a $35 million letter of credit sub-limit and a $10 million swing loan sub-limit.

          The loan agreement contains various financial covenants and other requirements affecting the payment of interest on our subordinated notes and dividends on common stock, which are expected to be no more restrictive than those under our prior loan agreement. The term loan facility matures sixty-six months from the date of closing, subject to quarterly amortization payments beginning on July 1, 2005. The availability of funding under the revolving credit facility also depends on the satisfaction of various financial and other conditions, including restrictions in the indenture governing our subordinated notes. The revolving credit facility will mature sixty months from the date of closing, and is subject to an annual thirty-day pay down requirement, exclusive of letters of credit and certain specified levels of permitted acquisition and service contract related revolving credit advances. Like our prior term loan and credit facility, the new term loan and the revolving credit facility are secured by substantially all of our assets and rank senior to our subordinated notes. The credit agreement contains customary events of default.

          Under the terms of the financing, we have agreed to pay to GE Capital usual and customary closing, syndication and administrative fees and to pay all reasonable and documented out-of-pocket expenses incurred by GE Capital and its affiliates in connection with the commitment letter and related documentation and GE Capital’s due diligence. These fees and expenses amount to approximately $4.7 million for the current year. In addition, we agreed to indemnify GE Capital and its affiliates against certain liabilities and expenses incurred by them in connection with the loan agreement and certain related matters.

          GE Capital is the managing member of the holder of approximately 6.5% of our common stock and, through such holder, is a party to an Amended and Restated Stockholders Agreement and a Registration Rights Agreement with us. An affiliate of The Blackstone Group, L.P. (“Blackstone”) holds $8 million in principal amount of the new term loan. Affiliates of Blackstone hold approximately 11.5% of our common stock and are also parties to the Amended and Restated Stockholders Agreement and the Registration Rights Agreement with us.

     (ii) Employment Agreement with Lawrence E. Honig.

          On March 31, 2005, based upon a review performed by outside employment benefit consultants, our Board of Directors approved an increase of the base salary of Lawrence E. Honig, our Chairman of the Board of Directors and Chief Executive Officer to $700,000.

Item 1.02. Termination of a Material Definitive Agreement.

          In connection with our entry into the new credit agreement described above, we repaid our prior credit facility provided by CIBC World Markets Corp. The prior credit facility consisted of a $65 million term loan bearing interest at 7.24% and a $50 million revolving credit facility bearing interest at a margin of 2.5% above a defined prime rate or 3.5% above LIBOR. The original maturity of the term loan was 2008 (4.5 years following our initial public offering) and the original maturity of the revolving credit facility was 2006 (3 years following our initial public offering). The information included in Item 1.01(i) of this Report with respect to the repayment of the prior credit facility is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The information included in Item 1.01(i) of this Report is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

          The information included in Item 1.01(i) of this Report with respect to the prepayment of the prior credit facility is incorporated by reference into this Item 2.04.

Item 8.01.	Other Events.

          Our 2005 Annual Meeting of Security Holders will be held on May 18, 2005 at 9:00 a.m. at a location to be determined in New York, New York.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit	Description
10.1	Credit Agreement, dated as of April 1, 2005, among Volume Services America Inc., Volume Services, Inc., and Service America Corporation as Borrowers, Centerplate, Inc. as Guarantor, certain financial institutions as the Lenders, GECC Capital Markets Group, Inc. as Lead Arranger and Book Runner and General Electric Capital Corporation as Administrative Agent and Lender

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2005	Centerplate, Inc.

	By:	/s/ Janet L. Steinmayer

Name: Janet L. Steinmayer
	Title:	President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement, dated as of April 1, 2005, among Volume Services America, Volume Services, Inc., and Service America Corporation as Borrowers, Centerplate, Inc. as Guarantor, certain financial institutions as the Lenders, GECC Capital Markets Group, Inc. as Lead Arranger and Book Runner and General Electric Capital Corporation as Administrative Agent and Lender